UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 11, 2014

SAN LOTUS HOLDING INC.
(Exact name of registrant as specified in its charter)

Nevada	333-176694	45-2960145
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

3F B302C, No. 185 Kewang Road
Longtan Township, Taoyuan County 325 Taiwan (R.O.C.)
	(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+866-3-4072339

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Depository Trust Corporation (the "DTC") has approved common stock of San Lotus Holding Inc. ( the "Company") for DRS/ DWAC/FAST transfer through Company's transfer agent, Computershare Inc. and Computershare Trust Company, N.A. With this newly approved stock transfer capability, Company's shareholders can now transfer their shares of San Lotus Holding Inc. electronically after buying or selling on the open market without the extra expense and delay associated with the processing and transfer of physical share certificates.

Issuer's participating in DRS allows electronic registration of securities directly in an investor's name on the books of the transfer agent or issuer. DTC's DRS service facilitates the transfer of those securities between a transfer agent (where shares may be registered in the name of the investor) and a broker in "street name" on the books of DTC, and vice versa. Through the DRS Profile system, an investor's broker requests securities to be transferred from the book-entry DRS account at the issuer or transfer agent to the investor's broker's account at DTC.

DWAC allows participants to instruct DTC regarding deposit and withdrawal transactions being made directly via a FAST transfer agent. The FAST system eliminates the movement of physical securities certificates for transfers of securities registered in the name of DTC's nominee, Cede & Co, on the transfer agent's books. DTC and its FAST transfer agents reconcile the results of participants' deposit and withdrawal activities electronically on a daily basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN LOTUS HOLDING INC.

Dated: February 25, 2015

By:   /s/ Chen, Li-Hsing________________

Chen Li-Hsing

President and Chairman of the Board